                                 CODE OF ETHICS

                                       OF

                       MAINSTREAM INVESTMENT ADVISERS, LLC

I.       INTRODUCTION

         Mainstream  Investment  Advisers,  LLC  ("Mainstream")  recognizes  the importance of high ethical standards in the conduct of its business and requires that this Code of Ethics  (the  "Code") be observed  by each  Associated  Person
(defined  below in Section  III(A)).  All recipients of the Code are directed to read it  carefully,  retain it for future  reference  and abide by the rules and policies set forth herein.

         Each Associated Person is under a duty to exercise his or her authority and  responsibility  for the  benefit of  Mainstream's  clients and to place the interests  of the clients  first and to refrain  from having  outside  interests conflicting  with the interests of Mainstream and its clients.  Each such person must avoid any  circumstances  which might adversely  affect or appear to affect his or her duty of loyalty to  Mainstream's  clients in the  discharge of his or her responsibilities,  including the protection of confidential  information and corporate  integrity.  Each Associated Person must abstain from participation or any other  involvement in "insider  trading" in  contravention of any applicable laws or  regulations.  The  reputation of Mainstream for  trustworthy  financial services  is a valuable  asset  which all  Associated  Persons  are  expected to preserve and protect.

         All personal securities  transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or  potential  conflict  of interest or any abuse of an individual's  position of trust and  responsibility.
All  persons  must  abide by the  fundamental  standard  that the  personnel  of
Mainstream should not take advantage of their positions.

         While  compliance  with  the  provisions  of the  Code is  anticipated,
Associated  Persons  should  be  aware  that  in  response  to  any  violations,
Mainstream   will  take  whatever  action  is  deemed   appropriate   under  the
circumstances  including,  but not  necessarily  limited to,  dismissal  of such
Associated  Person.  Technical  compliance  with the Code's  procedures will not automatically  insulate from scrutiny trades which show a pattern of abuse of an individual's fiduciary duties to Mainstream's clients.

II.      PURPOSE

         This Code has been  adopted  by  Mainstream  to set forth  Mainstream's expectations for its Associated Persons with respect to certain aspects of their relationship  with  Mainstream,  pursuant  to  Section  204A  of the  Investment
Advisers Act of 1940, as amended (the "Advisers Act") and Rule 17j-1 promulgated under the Investment  Company Act of 1940, as amended (the  "Investment  Company
Act"). The purpose of Section 204A is to prevent the illegal misuse of material, nonpublic  information  by Associated  Persons.  Rule 17j-1 under the Investment
Company  Act  requires  registered  investment  companies  and their  investment advisers,  sub-advisers  and principal  underwriters to adopt codes of ethics to prevent  fraudulent,  deceptive  and  manipulative  practices  and to  institute procedures to prevent violations of the code of ethics.

III.     DEFINITIONS

         (A)      "Associated  Person" means any member,  officer,  manager,  or director  of  Mainstream  (or any  person  performing  similar functions),  or any person directly or indirectly  controlling or  controlled  by  such  investment  adviser,  including  any employee of such investment adviser.

         (B)       "Beneficial  Ownership"  means  ownership  of  securities  or securities  accounts  by or for the  benefit of a person,  or such person's "family member," including any account in which the person or family  member of that person holds a direct or
                   indirect   beneficial   interest,    retains    discretionary
                   investment  authority or  exercises a power of attorney.  The term  "family  member"  means any person's  spouse,  child or
                   other  relative,   whether  related  by  blood,  marriage  or
                   otherwise,  who either resides with, is financially dependent upon, or whose investments are controlled by the person.  The term also includes any unrelated individual whose investments are  controlled  and whose  financial  support is  materially contributed to by that person, such as a "significant other."

         (C)      "Compliance  Officer"  shall mean the person  appointed by the
                  Manager of Mainstream to administer the Code and shall include
                  other  persons   designated  by  the  Compliance   Officer  to
                  administer  the Code.  Diane Hulls is the  current  Compliance
                  Officer, subject to substitution by Mainstream's Manager.

         (D)      "Control" means the power to exercise a controlling  influence over the management or policies of a company.

         (E)      "Investment  Personnel" means (i) any person who in connection
                  with  his  or  her   regular   functions   or  duties   makes,
                  participates  in or  recommends  the  purchase  or  sale  of a security  for a client of  Mainstream  or (ii) any  person who controls  Mainstream  and who obtains  information  concerning recommendations  made to  Mainstream's  clients  regarding the purchase or sale of securities.

         (F)      "Purchase  or sale  of a  security"  means,  INTER  ALIA,  the writing of an option to  purchase  or sell a security  and the exercise of a stock option.

         (G)      "Security"  shall  have  the  meaning  set  forth  in  Section
                  202(a)(18)  of the  Advisers  Act and Section  2(a)(36) of the
                  Investment  Company  Act,  except  that it shall  not  include securities  issued by the United States  Government,  bankers'
                  acceptances,  bank  certificates of deposit,  commercial paper and shares of registered open-end investment companies.

         (H)      A security is "being  considered  for purchase or sale" when a recommendation  to purchase  or sell a security  has been made and  communicated  or, with  respect to the person  making the recommendation,  when  such  person  considers  making  such a recommendation  or  when  there  is an  outstanding  order  to purchase or sell that security.

IV.      EXEMPTED TRANSACTIONS.

         The provisions of Article V of this Code shall not apply to:

         (A)      Purchases  or sales  effected  in any  account  over  which an
                  Associated  Person  has no direct  or  indirect  influence  or control;

         (B)      Purchases  or sales  which are  non-volitional  on the part of either the Associated Person or Mainstream;

         (C)      Purchases or sales which are part of an automatic  dividend or distribution  reinvestment  plan or  employee  stock  purchase plan; or

         (D)      Purchases  effected  upon the exercise of rights  issued by an issuer PRO RATA to all  holders of a class of its  securities, to the extent such rights were acquired from such issuer,  and sales of such rights so acquired.

         The  reporting  requirements  of Section  VII of the Code shall  remain applicable  to all of the above  transactions,  except  that no person  shall be required to make a report with respect to the transactions  effected in accounts over which the Associated  Person has no influence or control or transactions in obligations of the United States.

V.       COMPLIANCE PROCEDURES

         (A)      CONFLICTS OF INTEREST

                  Each Associated  Person has the duty to disclose to Mainstream any  interest  whatsoever  that  he  or  she  may  have  in  any  firm, corporation,  or  business  unit with which he or she is called upon to deal as a part of his or her assigned  duties with  Mainstream,  or any other activity that the Associated Person reasonably  believes presents a potential  conflict of interest.  This disclosure should be timely so that Mainstream may take such action  concerning the conflict as deemed appropriate by the Compliance Officer.

         (B)      PERSONAL SECURITIES TRANSACTIONS

                  No  Associated  Person  shall  purchase  or sell,  directly or indirectly,  any  security in which he or she has, or by reason of such transaction  acquires,  any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

                   (1)  is being  considered  for  purchase  or sale by a client upon the advice of Mainstream; or

                   (2)  is being  purchased  or sold by a client upon the advice of Mainstream.

                  Associated     Persons    are    prohibited    from    trading
         contemporaneously in the same or related securities,  including options and futures contracts, as any client of Mainstream,  either parallel to the  transaction  being  effected  for the client or against  the trade being made or  recommended  for the  client.  Trading  "parallel"  to a client  means  trading  securities  at the same time as  Mainstream  is executing or  recommending a trade for the client.  Associated  Persons are not  prohibited  from  holding  a  security  at the same  time that
         Mainstream is executing or  recommending a trade for the client so long as all procedures discussed herein are followed.

         (C)      PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

                  An  Associated  Person must  obtain  prior  approval  from the
         Compliance   Officer   before   purchasing  or  selling,   directly  or
         indirectly,  any  security  in any  account  over which the  Associated
         Person exercises Beneficial Ownership. The Compliance Officer will keep a record of all such approvals and trades.

         (D)      GIFTS

                  Without  prior notice to the  Compliance  Officer,  Investment
         Personnel may not accept any fee, commission,  gift, or services, other than de minimis gifts, from any persons or entities doing business with or on behalf of Mainstream;  provided, however, that attendance and the receipt of complimentary  meals at investment  conferences shall not be prohibited by this provision.

         (E)      SERVICE AS A BOARD MEMBER

                  Investment  Personnel may not serve on the board of a publicly
         traded  company  unless  prior   authorization  is  obtained  from  the
         Compliance  Officer based on a  determination  that (i) the business of such company does not conflict with the interests of  Mainstream,  (ii)
         service would be consistent  with the best  interests of Mainstream and its  clients,  and (iii)  service  is not  prohibited  by law.  If such service is  authorized,  procedures  must be in place to  isolate  such
         Investment  Personnel  serving as  directors of outside  entities  from those making  investment  decisions on behalf of  Mainstream (a Chinese
         Wall).

         (F)      INITIAL PUBLIC OFFERINGS

                  Investment Personnel may not participate in any initial public offering  of  securities  in any  account  over which they  directly or indirectly exercise Beneficial Ownership except with the prior approval of the Compliance Officer.

         (G)      PRIVATE PLACEMENTS

                  Investment  Personnel  may not purchase a security in which by
         reason  of  such  transaction  they  directly  or  indirectly   acquire
         Beneficial  Ownership,  in a private  placement,  without obtaining the prior approval of the Compliance Officer. Those who have obtained prior approval and made an  investment in a private  placement  must disclose that investment to the Compliance Officer, and, as applicable, to other relevant Investment Personnel,  when they play a part in any subsequent consideration by Mainstream of an investment in the issuer.  Under such circumstances,  Mainstream's  decision  to  recommend  the  purchase of
         securities  of  the  private   placement  issuer  must  be  subject  to
         independent review by Investment Personnel with no personal interest in the issuer.

         (H)      PENDING BUY OR SELL ORDERS

                  No Associated  Person may execute a securities  transaction in any account over which he or she exercises  Beneficial Ownership if the
         Associated  Person  has  actual  knowledge  that a client has a pending
         "buy" or  "sell"  order  in that  same  security  until  such  order is executed or withdrawn.

         (I)      PURCHASE AND SALES BY INVESTMENT PERSONNEL

                  No  Investment  Personnel  may  execute a personal  securities transaction  within three (3)  calendar  days before and after a client for which he or she is responsible trades in that security.

         (J)      INSIDER TRADING

                  These   restrictions   apply   to   any   material   nonpublic
         information,  whether it pertains to clients of  Mainstream or to other persons and entities  involved  with  Mainstream,  including  companies
         whose  securities  are  possible   candidates  for  recommendation  for
         purchase by Mainstream.

                  Insider  trading is  generally  described  as: (1)  trading of securities  by  an  "insider"  on  the  basis  of  "material  nonpublic information";  (2) communicating  material nonpublic  information by an insider to others  ("tipping");  and (3) the use of material  nonpublic information  by a  non-insider  in  violation  of a  duty  to  keep  it confidential.  Any person who trades  securities while in possession of
         "material  nonpublic  information"  or who  communicates or "tips" such information  is in  violation  of these  laws.  Civil  and/or  criminal authorities  may bring an action not only  against  the  trader  and/or person who discloses the material nonpublic  information;  civil and/or criminal  action may also be brought  against  management of Mainstream for  failure to  implement  adequate  policies  to guard  against  such unlawful disclosure.

                  In general, information about a security is material only if a reasonable  investor would consider it important in deciding whether or not to buy or sell a security. Essentially, material information can be described  as any  information  which  might be  expected to affect the market  price  of an  entity's  stock.  Nonpublic  information  is  any information  which has not been  announced  or made known to the public generally.  If an  Associated  Person  is  in  possession  of  material nonpublic  information,  he or she may not disclose such information to others or trade on it for his or her own account until the  information has been disclosed to the public.  Information is generally  considered to have been disclosed publicly forty-eight hours after the information is released to the media by means of a press release.

                  This  Code  prohibits  two  types  of  conduct.  First,  if an
         Associated  Person possesses  material  nonpublic  information about an entity,  he or she may not purchase or sell  securities  of that entity until such material  information has been effectively  disclosed to the public.  Second,  an  Associated  Person may not  communicate  any such inside  information about that entity to any other person,  until after the material nonpublic information has been effectively communicated to the public.  For example,  an Associated  Person  violates this Code by communicating  material  nonpublic  information  to a friend  or family member,  irrespective of whether such other person trades in the stock.
         This is so because  this Code is  designed to  eliminate  the risk that somebody  else  will  trade  in  the  stock  or  will  communicate  the information to another person who may trade while in possession of such information.  If the person whom an Associated  Person tipped trades on the information, the Associated Person may have violated the securities laws  as  well.  The  policy  against  tipping  is not  violated  by an
         Associated  Person by disclosure of material  nonpublic  information to another  employee  in  the  course  of the  fulfillment  of  duties  or responsibilities to Mainstream.

                  All  questions  concerning  the  materiality  of any nonpublic
         information  or  concerning  whether  material   information  has  been
         effectively   disclosed  to  the  public  should  be  directed  to  the
         Compliance  Officer before disclosing any such information to any other person or purchasing or selling a security  while in possession of such information.  Since  it can be  very  difficult  to  determine  whether certain  information is material and nonpublic,  Associated Persons are strongly  encouraged to consult the Compliance  Officer if there is any doubt concerning a particular issue.  Associated Persons should also be aware that if a trade in such securities were challenged by the SEC, it could be a most  difficult  task of convincing  the SEC or a court that there was not  possession  of such  inside  information  when the trade occurred.

VI.      SANCTIONS

                  If a Compliance  Officer  discovers that an Associated  Person has violated  any  provision of the Code,  the  Compliance  Officer may impose such sanctions as he or she deems  appropriate,  including,  but not limited to, a letter of censure, suspension with or without pay, or termination of employment.  Any profits realized on personal securities transactions in violation of the Code must be disgorged to a charitable organization designated by the Manager of Mainstream. Federal and state securities  laws  also  impose  severe  civil and  criminal  penalties, including jail sentences, on companies,  individual employees and other insiders who violate the  prohibitions  on insider  trading or improper disclosure of material  nonpublic  information.  Such  penalties may be applied  even to persons who do not  personally  profit from the use of inside  information  but who  either  disclose,  or  fail to  safeguard against the disclosure of, inside information.

VII.     REPORTING AND MONITORING

         (A)      The Compliance Officer shall monitor personal trading activity
                  of  all   Associated   Persons   pursuant  to  the  procedures
                  established under this Code.

         (B)       Each Associated Person, no later than 10 days after he or she becomes an Associated Person,  shall submit to the Compliance
                   Officer  a  report  setting  forth  the  Associated  Person's security  holdings as of his or her  commencement  date.  The holdings  report  must set forth the title,  number of shares and principal amount of each security in which the Associated
                   Person had any direct or indirect Beneficial  Ownership as of the  commencement  date.  The report  must also set forth the name of any broker, dealer, or bank with which the Associated
                   Person   maintained  an  account  in  which  any   securities
                   (including securities excluded from the definition in Section
                   III(G)  hereof) were held for the direct or indirect  benefit of the  Associated  Person as of the  commencement  date. The report  must also set forth the date it is  submitted  to the
                   Compliance Officer.

         (C)       Each Associated Person shall submit to the Compliance Officer a  quarterly  report of every  transaction  in a security  in which  the  Associated  Person  has,  or by  reason  of  such transaction  acquires,  any  direct  or  indirect  Beneficial
                   Ownership  (except  transactions  effected in  accounts  over which  the  Associated  Person  does not have any  direct  or indirect influence or control and transactions in obligations of the United States) containing the information set forth in the form attached as Exhibit A. Each Associated  Person shall also submit a quarterly  report setting forth the name of any broker,  dealer or bank  with  which  the  Associated  Person established an account in which any securities  were held for the direct or indirect Beneficial Ownership of the Associated
                   Person,  the date the account was  established,  and the date the report was submitted to the Compliance  Officer.  Reports shall be delivered to the  Compliance  Officer not later than
                   10 days  after  the end of the  calendar  quarter  in which a transaction  to which the report  relates was  effected or an account was established.  The Compliance Officer will conduct a review of the statements and any other relevant information to ensure that the  Associated  Person has not engaged in any inappropriate trading activities.

         (D)      Each Associated Person shall complete an annual  certification on the form  attached as Exhibit B (or as revised from time to time) setting forth the information required in that report.

         (E)      Each   Associated   Person  shall  also   complete  an  annual
                  certification on the form attached as Exhibit C (or as revised from  time to  time)  that he or she has  received,  read  and understood  the Code and that he or she is  subject to and has complied with each of the Code's provisions applicable to such person.

         (F)      The Compliance  Officer shall prepare an annual report for the
                  Manager   which,   at  a  minimum,   summarizes  the  existing
                  procedures  concerning  personal  investing and any changes in the procedures made during the year; identifies any violations requiring  significant  remedial  action during the past year;
                  and   identifies   any   recommended   changes   in   existing
                  restrictions or procedures.

         (G)      All  reports  furnished  pursuant  to  this  Section  will  be maintained  on a  confidential  basis  and will be  reasonably secured to  prevent  access to such  records  by  unauthorized personnel.

Date approved by Manager, as amended and restated: November 7, 2002.

                         ----------------------------------------------

                                    EXHIBIT A

    QUARTERLY SECURITIES TRANSACTION REPORT FOR THE QUARTER ENDED ___________

This report is submitted by ______________________________ (print name).

I certify that the transactions  reported on the brokerage  statements  attached hereto and listed  below are the only  transactions  effected in  securities  of which I had Beneficial Ownership, as defined in Section III(B) of the Mainstream
Investment   Advisers,   LLC  Code  of   Ethics,   during  the   quarter   ended
____________________.

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    DATE         TYPE           TITLE          NO.
     OF           OF             OF            OF      PRINCIPAL                 BROKER/
TRANSACTION   TRANSACTION      SECURITY      SHARES      AMOUNT      PRICE       DEALER

                             (include
                             interest
                             rate and
                             maturity,
                                if
                            applicable)
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P = Purchase
S = Sale
E = Exercise of option

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                              Signature

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                              Date

                                    EXHIBIT B

          ANNUAL HOLDINGS REPORT FOR THE YEAR ENDED DECEMBER 31, ______

This report is submitted by  __________________________  (print name) (not later than January 30 of the following year).

I certify that the holdings reported on the brokerage statements attached hereto and listed below are the only securities of which I had Beneficial Ownership, as defined in Section III(B) of the  Mainstream  Investment  Advisers,  LLC Code of
Ethics, as of the year-end set forth above, and that the brokers,  dealers,  and banks reported are the only entities with which I maintained an account in which
I held Beneficial  Ownership of securities  (including  securities excluded from the definition in Section III(G) hereof) as of that date.

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         TITLE OF              NO. OF          PRINCIPAL            BROKER/
         SECURITY              SHARES            AMOUNT              DEALER
     (INCLUDE INTEREST
         RATE AND
         MATURITY,
       IF APPLICABLE)
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                              Signature

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                              Date

                                    EXHIBIT C

           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         I,  _________________________,  hereby certify that I have received the
Code of Ethics (the  "Code")  and that I have read and  understood  the Code.  I further certify that I am subject to the Code and have complied with each of the
Code's provisions to which I am subject.

                              ------------------------------------------------
                              Signature

                              Name: ------------------------------------------
                                    (Please print)

                              Date: ------------------------------------------